Exhibit 99.1

Liberator, Inc. Is Honored with Multiple AVN Awards Nominations

Liberator Nominated for its Décor Series Products, as Well as a Potential Corporate Award for Best Sex Toy Company of the Year

ATLANTA, GA, January 13, 2011 – Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, today announced that it has been honored with multiple AVN Awards nominations, including a nomination for its Décor Series Heart Wedge products, as well as a potential corporate award for Best Sex Toy Company. Winners shall be announced at the 29th annual AVN Awards ceremony held on Saturday, January 21 at The Joint inside the Hard Rock Hotel & Casino in Las Vegas, NV.

“Liberator is thrilled to receive these nominations from AVN,” said Louis Friedman, President and CEO of Liberator, Inc. “To have our hard work and dedication recognized in multiple award nominations is humbling and extremely gratifying. I am proud of our staff and everyone involved in helping support our corporate culture to achieve this level of awareness and success in the industry.”

Mr. Friedman continued, “We would also like to thank our retailers and loyal fans of Liberator products worldwide, because this wouldn’t have been possible without them. We are proud of our success to date and look forward to the show.”

The AVN Awards is the official awards event of the adult entertainment industry. For nearly three decades the AVN Awards show has been the industry’s biggest night and the award itself, the industry’s highest honor. With a stylish red carpet pre-show and lavish star-studded ceremony, AVN celebrates outstanding achievements in the business and has been dubbed "the Oscars of adult" by Entertainment Weekly.

To view the full list of AVN Awards Nominations, please visit:

http://avnawards.avn.com/2012-nominees/

About Liberator, Inc.

Liberator, Inc. is a dynamic high-growth public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories. Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

For more information, please visit: www.Liberator.com

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

Toll-free: (800) 592-6067

Email: info@trilogy-capital.com